UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 10, 2017

GENER8 MARITIME, INC.

(Exact Name of Registrant as Specified in Charter)

Republic of the Marshall Islands	001-34228	66-071-6485
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

299 Park Avenue 2nd Floor New York, NY	10171
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (212) 763-5600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On April 10, 2017, three subsidiaries of Gener8 Maritime, Inc. (the “Company”) effected modifications to certain interest rate swap transactions initially entered into on May 2, 2016 as cash flow hedges that effectively fix the interest rates for three of the Company’s term loan facilities: a credit agreement in the amount of up to $581.0 million by and among the Company as parent guarantor, Gener8 Maritime Subsidiary II Inc. as borrower, various lenders party thereto, and Nordea Bank Finland plc, New York Branch, as facility agent and collateral agent (the “Refinancing Facility”); a facility agreement in the amount of up to $963.7 million by and among (i) Gener8 Maritime Subsidiary VIII Inc. as borrower, (ii) Gener8 Maritime Subsidiary V Inc. as shareholder, (iii) the Company as parent guarantor, (iv) the companies listed therein as joint and several owner guarantors, (v) Citibank, N.A. and Nordea Bank Finland Plc, New York Branch as global-co-ordinators, (vi) Citibank, N.A. and Nordea Bank Finland Plc, New York Branch as bookrunners, (vii) Citibank, N.A., Nordea Bank Finland Plc, New York Branch, ABN AMRO Capital USA LLC, Banco Bilbao Vizcaya Argentaria, S.A., Seoul Branch, DNB Markets, Inc., DVB Bank SE, Skandinaviska Enskilda Banken AB, and The Export-Import Bank of Korea as mandated lead arrangers, (viii) Caixa Bank, S.A. and Landesbank Hessen-Thueringen Girozentrale as lead arrangers, (ix) the banks and financial institutions named therein as commercial lenders, (x) the banks and financial institutions named therein as hedge counterparties, (xi) Citibank, N.A., London Branch as ECA co-ordinator and ECA agent, (xii) Nordea Bank Finland Plc, New York Branch as commercial tranche co-ordinator, (xiii) Nordea Bank Finland Plc, New York Branch as facility agent, (xiv) Nordea Bank Finland Plc, New York Branch as security agent, and (xv) The Export-Import Bank of Korea (the “Korean Export Credit Facility”); and a facility agreement in the amount of up to $385.2 million by and among (i) Gener8 Maritime Subsidiary VII Inc. as borrower, (ii) the Corporation as parent guarantor, (iii) the companies listed therein as joint and several owner guarantors, (iv) Citibank, N.A. and Nordea Bank Finland Plc, New York Branch as global co-ordinators, (v) Citibank, N.A. as bookrunner, (vi) Citibank, N.A., The Export-Import Bank of China and Bank of China, New York Branch as mandated lead arrangers, (vii) the banks and financial institutions named therein as original lenders, (viii) the banks and financial institutions named therein as hedge counterparties, (ix) Citibank, N.A., London Branch as ECA co-ordinator and ECA agent, (x) Nordea Bank Finland Plc, New York Branch as facility agent, and (xi) Nordea Bank Finland Plc, New York Branch as security agent (the “Sinosure Credit Facility”).

The modifications included changes to the notional amounts and maturity dates of, and increases in the fixed rates payable under, the interest rate swap transactions. In connection with the modifications, the Company received payments totaling $18.2 million from the swap counterparties, as described below.

Interest Rate Swap Transactions under Refinancing Facility.

On May 2, 2016, Gener8 Maritime Subsidiary II Inc. (“Gener8 Maritime Sub II”), a wholly-owned subsidiary of the Company, entered into interest rate swap transactions with each of Citibank, N.A. and Skandinaviska Enskilda Banken AB (publ) (collectively, the “Refinancing Swap Counterparties”) having an initial amortizing aggregate notional amount of $256.8 million, a Termination Date of September 3, 2020 and a fixed rate of 0.9935%.

The modifications entered into on April 10, 2017 increased the effective fixed rate to 1.6576% and decreased the aggregate amortizing notional amount to $118.5 million as of that date, and included other conforming and technical changes. In connection with the modifications, payments totaling $2.7 million were made by the Refinancing Swap Counterparties to Gener8 Maritime Sub II.

Interest Rate Swap Transactions under Korean Export Credit Facility.

On May 2, 2016, Gener8 Maritime Subsidiary VIII Inc. (“Gener8 Maritime Sub VIII”), a wholly-owned subsidiary of the Company, entered into interest rate swap transactions with each of ABN AMRO Bank N.V., Citibank, N.A., and Skandinaviska Enskilda Banken AB (publ) (collectively, the “KEXIM Swap Counterparties”) having an initial amortizing aggregate notional amount of $333.9 million, a Termination Date of February 20, 2029 and a fixed rate of 1.3073%.  The initial aggregate notional amount was scheduled to increase to a maximum aggregate notional amount of $680.8 million.

The modifications entered into on April 10, 2017 increased the effective fixed rate to 1.841% and decreased the aggregate amortizing notional amount to $599.4 million as of that date, and included other conforming and technical changes.  The modifications also changed the Termination Date to September 30, 2020, eliminating the period during which 5% of the variable interest rate borrowings expected to be outstanding under the Korean Export Facility would be hedged at a fixed rate. In connection with the modifications, payments totaling $10.4 million were made by the Kexim Swap Counterparties to Gener8 Maritime Sub VIII.

Interest Rate Swap Transaction under Sinosure Credit Facility.

On May 2, 2016, Gener8 Maritime Subsidiary VII Inc. (“Gener8 Maritime Sub VII”), a wholly-owned subsidiary of the Company, entered into an interest rate swap transaction with Citibank, N.A., London Branch having an initial amortizing notional amount of $241.6 million, a Termination Date of May 6, 2028 and a fixed rate of 1.410%.

The modifications entered into on April 10, 2017 increased the fixed rate to 2.047% and increased the aggregate amortizing notional amount to $328.7 million as of that date, and included other conforming and technical changes. The modifications also changed the Termination Date to March 21, 2022, eliminating the period during which 5% of the variable interest rate borrowings expected to be outstanding under the Sinosure Credit Facility would be hedged at a fixed rate. In connection with the modifications, a payment of $5.1 million was made by Citbank N.A., London Branch to Gener8 Maritime Sub VII.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Gener8 Maritime, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENER8 MARITIME, INC.

/s/ Leonard J. Vrondissis
Leonard J. Vrondissis
Chief Financial Officer, Executive Vice President and Secretary

DATE: April 14, 2017